SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OF 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 2, 2008

Sunrise Telecom Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-30757	77-0291197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 Enzo Drive, San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (408) 363-8000

Not Applicable
(Former name or former address if changed since last report)

Item 2.02 Results of Operations and Financial Condition

On October 2, 2008 the Company issued a press release announcing that it expected to report sales for the third quarter of 2008 of between $17.0 million and $19.0 million.  A copy of this press release is attached as Exhibit 99.1 to this report.

Item 7.01 Regulation FD Disclosure

On October 2, 2008 the Company issued a press release announcing that it had filed its Annual Report on Form 10-K for the year ended December 31, 2007 with the Securities and Exchange Commission (the “SEC. A copy of this press release is attached as Exhibit 99.1 to this report.

In accordance with General Instruction B.2, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall be deemed "furnished", not "filed", for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
Number	Description

99.1	Press Release issued by the Company on October 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE TELECOM INCORPORATED (Registrant)

Date: October 8, 2008	By:	/s/ RICHARD D. KENT
Richard D. Kent Chief Financial Officer

EXHIBIT INDEX

Number	Description

99.1	Press Release issued by the Company on October 2, 2008.

                                                                                                Exhibit 99.1

Sunrise Telecom Incorporated
Richard D. Kent                                                                          Linda Rothemund
Chief Financial Officer                                                                           Investor Relations
+1 (408) 363-8000                                                                          +1 (415) 445-3236

SUNRISE TELECOM® NARROWS THIRD QUARTER SALES RANGE;
FILES FORM 10-K FOR FISCAL YEAR 2007

SAN JOSE, CA, October 2, 2008 - Sunrise Telecom® Incorporated (OTC: SRTI.PK), a leader in test and measurement solutions for telecom, wireless and cable networks, today narrowed its sales expectation for the third quarter to between $17.0 million and $19.0 million, as compared to the previous range of $16.0 million to $20.0 million. In addition, the company filed with the Securities and Exchange Commission (the “SEC”) its Form 10-K for the fiscal year ended December 31, 2007.

“Our cost reduction actions started producing good results in the third quarter. We shut down our Montreal facility during the quarter, merging our telecom and broadband accounting, order entry, and manufacturing operations. We are actively reshaping and refocusing our business to run more effectively with a tighter range of business objectives,” said Sunrise Telecom’s President and CEO, Paul Marshall. He continued, “We are working diligently to achieve our objective of becoming current in our SEC filings by year-end, ending a painful and expensive chapter in the company’s history.”

The company will provide greater detail regarding its third quarter financial results during its third quarter earnings conference call near the end of October.

About Sunrise Telecom Incorporated

Sunrise Telecom develops and delivers high-quality communications test and measurement solutions for telecom, cable and wireless networks. The Company's robust portfolio of feature-rich, easy-to-use products enables service providers to deliver premium voice, video, data and next-generation digital multimedia services quickly, reliably, and cost-effectively. Based in San Jose, California, Sunrise Telecom distributes its products through a direct sales force and a global network of sales representatives and distributors. For more information, visit http://www.sunrisetelecom.com or email info@sunrisetelecom.com.

SUNRISE TELECOM, the "S" logo, and other trademarks are trademarks of Sunrise Telecom Incorporated and may not be used without permission.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, material contained in quotations, sales expectations for the third quarter of 2008, expectations related to the implementation of a cost reduction program and ability to reduce operating expenses. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from those projected. Specific factors that may cause results to differ include the following: a lack of acceptance or slower than anticipated acceptance for Sunrise Telecom’s new or enhanced products and modules; slower than anticipated product development or introduction into the marketplace; unanticipated delays in product delivery schedules; lower than anticipated end-user demand for telecommunications services and a corresponding cutback in spending by customers; increased competitive pressures, including from former employees; rapid technological change within the telecommunications industry; Sunrise Telecom’s dependence on a limited number of major customers; Sunrise Telecom’s dependence on limited source suppliers; deferred or lost sales resulting from order cancellations or order changes; deferred or lost sales resulting from Sunrise Telecom’s lengthy sales cycle; unanticipated difficulties associated with international operations; Sunrise Telecom’s ability to manage growth and slowdowns; disproportionately high compliance costs relative to Sunrise Telecom’s size; time spent by management reviewing alternative capital structure proposals and strategic, balance-sheet asset proposals to make the Company more successful; the loss of key employees; ineffective internal controls requiring remediation; the long-term impact of cost controls; the unknown effects of management changes; the ramifications of Sunrise Telecom’s inability to file required reports with the SEC on a timely basis; any potential claims or proceedings related to such matters, including stockholder litigation and any action by the SEC; and protracted litigation, which could disrupt Sunrise Telecom’s normal business operations. Some of these risks and uncertainties are described in more detail in Sunrise Telecom’s reports filed with the SEC, including, but not limited to, its Annual Report on Form 10-K for the period ended December 31, 2007. Sunrise Telecom assumes no obligation to update the forward-looking statements included in this press release.